CONSULTING AGREEMENT


      AGREEMENT made as of this ____day of ____________, 1997 between Rafferty Asset Management LLC ("Rafferty"), a limited liability corporation, and First Data Distributors, Inc. ("FDDI"), a Massachusetts corporation.

      WHEREAS, Rafferty serves as investment adviser to certain investment portfolios or series of one or more open-end management investment companies registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as listed on Schedule A, as such Schedule shall automatically be amended from time to time (each a "Fund" and collectively the "Funds");

      WHEREAS, certain employees of Rafferty will be registered with the National Association of Securities Dealers, Inc. ("NASD") as representatives of
FDDI) such   persons   shall   hereinafter   be  referred  to  as   "Registered
Representatives");

      WHEREAS, such Registered Representatives will be wholesaling the Funds' Shares and will also be actively selling investment advisory services of Rafferty, a registered investment adviser to clients;

      WHEREAS, Rafferty and FDDI desire to enter into this Agreement pursuant to which Rafferty will perform certain services for FDDI with regard to monitoring the performance of Registered Representatives and FDDI will perform certain services for Rafferty with respect to Shares of each Fund; and

      WHEREAS, Rafferty has agreed to enter into this Agreement as consideration for FDDI entering into the Distribution Agreement;

      NOW,   THEREFORE,   in  consideration  of  the  mutual  agreements  herein
contained, the parties agree as follows:

      1. SERVICES PROVIDED BY FDDI. FDDI will assist Rafferty in providing services with respect to each Fund as may reasonably be requested by Rafferty from time to time. At the direction of Rafferty, specific assignments may include any of the following:

            (a) Legal review and principal sign-off of all Fund marketing materials and other sales related materials to ensure compliance with the advertising rules of the relevant regulatory authorities and file such materials, and obtain such approvals for their use as may be required by the Securities and Exchange Commission ("SEC"), the NASD or state securities administrators. FDDI will forward all NASD comments on marketing materials to Rafferty;

            (b) The forwarding of sales related complaints concerning the Fund to Rafferty;

            (c) Coordination of registration of the Fund with the National Securities Clearing Corporation ("NSCC") and filing of required Fund/SERV reports with NSCC;

            (d) The provision of advice and counsel to the Funds with respect to regulatory matters, including monitoring regulatory and legislative developments that may affect the Funds and assisting the Funds in routine regulatory examinations or investigations;

            (e) Assistance in the Funds' operations and provision of general consulting services on a day to day, as needed, basis;

            (f) Assistance in the preparation of quarterly board materials with regard to sales and other distribution related data reasonably requested by the board;

            (g) Preparation of materials for the board supporting the annual renewal of the Distribution Agreement;

            (h) In connection with the foregoing activities, maintenance of an office facility (which may be in the offices of Rafferty or a corporate affiliate); and

            (i) In connection with the foregoing activities, the furnishing of clerical services and internal executive and administrative services, stationery and office supplies.

      FDDI will keep and maintain all books and records relating to its services in accordance with Rule 3la-1 under the 1940 Act.

      2. SERVICES PROVIDED BY RAFFERTY. In furtherance of the responsibilities under this Agreement, Rafferty will:

            (a) monitor the performance of the Registered Representatives with respect to compliance with the NASD's Rules of Conduct, and in particular the NASD's interpretation of the applicability of Section 3040 of the NASD's Rules of Conduct to certain activities of persons registered as representatives with an NASD member and an investment adviser with the SEC, and who conduct their advisory activities away from the NASD employer/member as described in the NASD's SPECIAL NOTICE TO MEMBERS 94-44;

            (b) cause the registration of the Shares under the Securities Act of 1933 (the "1933 Act") and the qualification for the Shares for sale in those states that the Funds may designate;

            (c) monitor or cause the Funds' transfer agent to monitor sales of Shares with respect to compliance with applicable state securities and Blue Sky laws;

            (d) provide consulting services with regard to such advertising, marketing and promotional activities as Rafferty believes reasonable, including but not limited to (i) development of information, analyses and reports; (ii) preparing, printing and distributing sales literature brochures, letters, training materials and dealer guides and all similar materials and advertisements as defined below; (iii) develop and implement audio and video advertising programs; and (iv) arrange for the printing and distribution of prospectuses and reports of the Funds to prospective shareholders; provided that it is understood that FDDI shall have no responsibility for strategic planning or development with respect to such matter. For purposes of this Agreement, "sales literature" and
      "advertisements" mean brochures, letters, electronic media, training materials and dealers' guides materials for oral presentations and all other similar materials, whether transmitted directly to potential shareholders or published in print or audio visual media, but does not include generic materials that do not mention the Funds or the Shares;

            (e)  submit   all   consulting    related   sales   literature   and
      advertisements prepared pursuant to Section l(d) above to FDDI for legal/compliance review in advance of use, and incorporate such changes as FDDI may reasonably request therein. FDDI will file such materials and obtain such approvals for their use as may be required by the SEC, NASD or state securities commissioners;

            (f) identify persons employed by Rafferty that will become Registered Representatives and assist FDDI in ascertaining that such persons meet all requirements established for being a Registered Representative by the SEC, NASD and relevant state securities commissions;

            (g) report sales-related complaints to FDDI and consult with FDDI concerning the manner in which such complaints will be addressed;

            (h) to the extent applicable, cause the Funds' transfer agent to give necessary information for the presentation of quarterly reports in a form reasonably satisfactory to FDDI regarding any Rule 12b-1 fees, front-end sales loads, back-end sales loads and other data regarding sales and sales loads as required by the 1940 Act or as requested by the board of trustees of the applicable investment companies listed on Schedule A;

            (i) to the extent applicable, cause the Funds' transfer agent to provide FDDI with all necessary historical information so that FDDI can calculate the maximum sales charges payable by the Funds pursuant to the Rules of Conduct of the NASD and the actual sales charges paid by the Funds; cause the Funds' transfer agent to provide FDDI with all of the necessary information so that FDDI can calculate the maximum sales charges payable by the Funds pursuant to the Rules of Conduct of the NASD and the actual sales charges paid by the Funds; and cause the Funds' transfer agent to provide such information in a form satisfactory to FDDI no less often than monthly for every Fund and on a daily basis for any Fund for which FDDI determines that the remaining limit is approaching zero;

            (j) support or cause the Funds' transfer agent to support the servicing of the shareholders; in connection therewith the Funds' transfer agent or Rafferty will provide one or more persons during normal business hours to respond to telephone questions concerning the Funds;

            (k) provide FDDI with copies of, or access to, any documents that FDDI may reasonably request and notify FDDI as soon as possible of any matter materially affecting FDDI's performance of services under this Agreement;

            (l) (i) identify persons to enter into agreements with FDDI for the solicitation of Fund Shares, such as securities dealers, financial institutions and other industry professionals such as investment advisers and estate planning firms (collectively referred to herein as "Selling Broker Dealers"); (ii) assist FDDI in ascertaining that such persons meet any requirements established for Selling Broker Dealers by law, the Funds or FDDI; (iii) request that FDDI enter into selling agreements with each such Selling Broker Dealer ("Selling Agreements") using a request form (the "Selling Agent Request Form") substantially similar to the attached Exhibit B signed by a duly authorized officer or employee of Rafferty (who shall be a person listed on Exhibit B until such time as Rafferty amends or supplements such list) and Rafferty will assist in the performance of the necessary due diligence to determine the qualification of the prospective Selling Broker Dealer pursuant to clause (ii) above; (iv) submit such Selling Agent Request Form and all related due diligence materials that Rafferty may have to FDDI; (v) assist FDDI in coordinating the execution of Selling Agreements between FDDI and the Selling Broker Dealers; and (vi) use its best efforts to insure that no sales are executed or processed prior to obtaining an executed Selling Agreement from the Selling Broker Dealer making the sale;

            (m) provide administrative support (e.g. telemarketing and fulfillment services) with regard to, and use its best efforts to monitor the performance of, the Selling Broker Dealers in their solicitation and execution of sales of the Shares and all activities related thereto, including compliance with applicable law, the Selling Agreements and the multi-class procedures;

            (n) use reasonable efforts to monitor the Selling Broker Dealers and the Registered Representatives in their resolution of as of trades with respect to Shares of the Funds in order to mitigate the risk of loss to FDDI and the Funds from such trades;

            (o) report to FDDI, to the extent that Rafferty is aware, any and all actions or inactions by any Selling Broker Dealer or Registered Representative that (i) fail to comply with the terms of any Selling Agreements; (ii) violate any applicable laws of any governmental authorities, including the NASD's Rules of Conduct, or (iii) violate any other agreements or procedures with which such Selling Broker Dealer is required to comply; and

            (p) (i) submit the form of confirmation statement to be used for the sale of the Shares to FDDI for its approval and provide or cause to be provided to customers of the Selling Broker Dealers ("Customers") and to Selling Broker Dealers such confirmations of all transactions in the Shares as may be required by the 1934 Act and the Selling Agreements; and
      (ii) use reasonable efforts to monitor the Fund's transfer agent in its preparation and mailing of such confirmations regarding the sales of the Shares and report to FDDI any deficiencies of which Rafferty is aware in the transfer agent's performance of such activities.

      3. DELIVERY OF DOCUMENTS. In order to assist FDDI in the performance of its duties, Rafferty has caused each Fund to furnish FDDI with, or provide FDDI with access to, each of the following:

            (a) Each Fund's most recent Post-Effective Amendment to its Registration Statement on Form N-lA (the "Registration Statement") under the Securities Act of 1933, as amended, and under the 1940 Act as filed with the SEC relating to each Fund's Shares;

            (b)   Each Fund's most recent Prospectus(es);

            (c)  Each   Fund's  most   recent   Statement(s)   of   Additional
      Information;

            (d) Each Fund's most recent annual and semi-annual financial statements;

            (e) Each Fund's most recent filings pursuant to Rule 24f-2/24e-2 under the 1940 Act;

            (f) Each Fund's most recent SEC examination letter to the extent that such information contained in the SEC letter (i) materially affects FDDI's performance under this Agreement, or (ii) the issues identified in the letter may result in FDDI incurring any loss, claim, damage or liability or action in respect thereof; and

            (g)  The Trust's charter documents and by-laws.

      Rafferty will furnish FDDI from time to time with copies of, or access to, all amendments of or supplements to the foregoing. Furthermore, Rafferty will provide FDDI with copies of, or access to, any other documents that FDDI may reasonably request and will notify FDDI as soon as possible of any matter materially affecting FDDI's performance of its services under this Agreement.

      4. COMPENSATION; REIMBURSEMENT OF EXPENSES. Rafferty shall pay FDDI for the services provided under this Agreement an annual fee of $10,000 per Fund payable in equal monthly installments on the first business day of each month. Compensation under this Agreement shall be calculated and accrued daily and the amounts of the daily accruals shall be paid monthly in arrears. If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees set forth above. In addition, Rafferty agrees to reimburse FDDI for FDDI's reasonable out-of-pocket expenses in providing services hereunder, as mutually agreed to in writing by the parties from time to time.

      5. EFFECTIVE DATE. This Agreement shall become effective with respect to a Fund as of the date first written above (or, if a particular Fund is not in existence on that date, on the date FDDI becomes the distributor of the Shares of such Fund; Schedule A to this Agreement shall be deemed amended to include such Fund from and after such date).

      6.    TERM.

            (a) This Agreement shall continue for an initial two year period and shall continue thereafter for successive one year terms unless terminated pursuant to the provision of sub-section (b) of this Section 6.

            (b) This Agreement shall automatically terminate as it relates to any Fund upon the termination of the Distribution Agreement between such Fund and FDDI or this Agreement may be terminated with respect to any Fund at any time without payment of any penalty, upon 60 days' written notice, by vote of a majority of the Board of Trustees of a Fund. In any event, the provisions of Section 8 shall survive termination of this Agreement and continue in full force and effect. Compensation due FDDI and unpaid by Rafferty upon such termination shall be immediately due and payable upon and notwithstanding such termination.

      7. STANDARD OF CARE; INDEMNIFICATION AND LIMITATION ON CONSEQUENTIAL DAMAGES.

      (a) Rafferty will indemnify and hold FDDI harmless from and against any losses, claims, damages or liabilities, or actions in respect thereof, to which FDDI may become subject, including amounts paid in settlement with the prior written consent of Rafferty, insofar as such losses, claims, damages or liabilities, or actions with respect thereof, arise out of or result from:

            (i) the failure of Rafferty to comply with the terms of this Agreement;

            (ii) the failure of any Registered Representative to comply with the NASD's Rules of Conduct and in particular the NASD's SPECIAL NOTICE TO MEMBERS 94-44;

            (iii) any use of sales materials or advertisements or any oral or written misrepresentations or any unlawful sales practices concerning the Shares by a Registered Representative if such misrepresentations or unlawful sales practices were the direct result of Rafferty's bad faith, willful misfeasance, negligence or reckless disregard of their duties and obligations under this Agreement;

            (iv) the failure of any Selling Broker Dealer (as referenced in Exhibit C) to have entered into a Selling Agreement with FDDI prior to the execution of any sale of Shares of any Fund; and

            (v) the failure of any Selling Broker Dealer to comply with the terms of any Selling Agreement to which it is a party if such failure to comply was the direct result of Rafferty's bad faith, willful misfeasance, negligence or reckless disregard of its duties and obligations under this Agreement.

      (b) FDDI will indemnify and hold harmless Rafferty from and against any losses, claims, damages or liabilities, or actions in respect thereof, to which Rafferty may become subject, including amounts paid in settlement with the prior written consent of FDDI, insofar as such losses, claims, damages or liabilities, or actions in respect thereof, arise out of or result from:

            (i) the failure of FDDI to comply with the terms of this Agreement;

            (ii) the failure of FDDI to comply with the NASD' s Rules of Conduct;

            (iii) any use of sales materials or advertisements or any oral or written misrepresentations or any unlawful sales practices concerning the Shares by a Registered Representative if such misrepresentations or unlawful sales practices were the direct result of FDDI's bad faith, willful misfeasance, negligence or reckless disregard of their duties and obligations under this Agreement; and

            (iv) the failure of any Selling Broker Dealer to comply with the terms of any Selling Agreement to which it is a party if such failure to comply was the direct result of FDDI's bad faith, willful misfeasance, negligence or reckless disregard of its duties and obligations under this Agreement.

      (c) Rafferty will reimburse FDDI for reasonable legal or other expenses reasonably incurred by FDDI in connection with investigating or defending against any such loss, claims, damage, liability or action. Rafferty shall not be liable to FDDI for any action taken or omitted by FDDI in bad faith, with willful misfeasance or negligence or from reckless disregard by FDDI of its obligations and duties. The indemnities in this Section shall, upon the same terms and conditions, extend to and inure to the benefit of each of the directors and officers of FDDI and any person controlling FDDI within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act.

      (d) FDDI will reimburse Rafferty for reasonable legal or other expenses reasonably incurred by Rafferty in connection with investigating or defending against any such loss, claims, damage, liability or action. FDDI shall not be liable to Rafferty for any action taken or omitted by Rafferty in bad faith, with willful misfeasance or negligence or from reckless disregard by Rafferty of its obligations and duties. The indemnities in this Section shall, upon the same terms and conditions, extend to and inure to the benefit of each of the directors and officers of Rafferty and any person controlling Rafferty within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act.

      (e) NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL EITHER PARTY, ITS AFFILIATES OR ANY OF ITS OR THEIR DIRECTORS,
OFFICERS, EMPLOYEES, AGENTS OR SUBCONTRACTORS BE LIABLE FOR LOST PROFITS OR CONSEQUENTIAL DAMAGES.

      8. RECORD RETENTION AND CONFIDENTIALITY. FDDI shall keep and maintain on behalf of the Funds all books and records which the Funds and FDDI are, or may be, required to keep and maintain in connection with the services to be provided hereunder pursuant to any applicable statutes, rules and regulations, including without limitation Rules 31a-1 and 31a-2 under the 1940 Act. FDDI further agrees that all such books and records shall be the property of the Funds and to make such books and records available for inspection by or upon the request of the Funds, by Rafferty, or by the SEC at reasonable times and otherwise to keep confidential all books and records and other information relative to the Funds and its shareholders; except when requested to divulge such information by duly constituted authorities or court process.

      9. RIGHTS OF OWNERSHIP. All computer programs and procedures developed to perform the services to be provided by FDDI under this Agreement are the property of FDDI. All records and other data except such computer programs and procedures are the exclusive property of the Funds and all such other records and data will be furnished to Rafferty and/or the funds in appropriate form as soon as practicable after termination of this Agreement for any reason.

      10. RETURN OF RECORDS. FDDI may at its option at any time, and shall promptly upon the demand of Rafferty and/or the Funds, turn over to Rafferty and/or the Funds and cease to retain FDDI's files, records and documents created and maintained by FDDI pursuant to this Agreement which are no longer needed by FDDI in the performance of its services or for its legal protection. If not so turned over to Rafferty and/or the Funds, such documents and records will be retained by FDDI for six years from the year of creation. At the end of such six-year period, such records and documents will be turned over to Rafferty and/or the applicable Fund unless the applicable Fund authorizes in writing the destruction of such records and documents.

      11. REPRESENTATIONS OF RAFFERTY. Rafferty represents and warrants that this Agreement has been duly authorized by Rafferty and, when executed and delivered by Rafferty, will constitute a legal, valid and binding obligation of Rafferty, enforceable against Rafferty in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

      12. REPRESENTATIONS OF FDDI. (a) FDDI represents and warrants that this Agreement has been duly authorized by FDDI and, when executed and delivered by FDDI, will constitute a legal, valid and binding obligation of FDDI, enforceable against FDDI in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

            (b) FDDI further represents and warrants that it is a member of the NASD and agrees to abide by all of the rules and regulations of the NASD. FDDI agrees to comply with all applicable federal and state laws, rules and regulations. FDDI agrees to notify Rafferty immediately in the event of its expulsion or suspension by the NASD. Expulsion of FDDI by the NASD will automatically terminate this Agreement immediately without notice. Suspension of FDDI by the NASD will terminate this Agreement effective immediately upon written notice of termination to FDDI from Rafferty.

      13. NOTICES. Any notice provided hereunder shall be sufficiently given when sent by registered or certified mail to the following:


                                    To Rafferty:


                                    Rafferty Asset Management, LLC
                                    550 Mamaroneck Avenue
                                    Harrison, New York  10528
                                    Attention:


                                    To FDDI:

                                    First Data Distributors, Inc.
                                    4400 Computer Drive
                                    Westboro, Massachusetts 01581
                                    Attention: President

                                    with a copy to FDDI's Chief Legal Officer

      14. HEADINGS. Paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

      15. ASSIGNMENT. This Agreement and the rights and duties hereunder shall not be assignable by either of the parties hereto except by the specific written consent of the other party.

      16.  GOVERNING  LAW. This  Agreement  shall be governed by and  provisions
shall  be  construed  in   accordance   with  the  laws of the  Commonwealth  of
Massachusetts.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.


                                    RAFFERTY ASSET MANAGEMENT, LLC



                                    By:____________________________________

                                    Name:__________________________________

                                    Title:_________________________________





                                    FIRST DATA DISTRIBUTORS, INC.



                                    By:____________________________________

                                    Name:__________________________________

                                    Title:_________________________________

                                   SCHEDULE A


                                  NAME OF FUNDS
                                  -------------


                                THE POTOMAC FUNDS
                                -----------------

                             Potomac Japan/Long Fund
                            Potomac Japan/Short Fund
                             Potomac U.S. Plus Fund
                             Potomac U.S./Short Fund
                              Potomac OTC Plus Fund
                             Potomac OTC/Short Fund
                    Potomac U.S. Government Money Market Fund

                                                                      EXHIBIT B


                         SELLING AGREEMENT REQUEST FORM





To:   _________________________________


From: _________________________________


Telephone #:___________________________         Fax #:________________________

PROPOSED SELLING AGENT NAME AND ADDRESS:

_____________________________________________

_____________________________________________

_____________________________________________

_____________________________________________

TYPE OF AGREEMENT (CHECK ONE):


______ Bank Agreement

______ Bank Affiliated Broker-Dealer Agreement

______ Broker-Dealer Agreement

______ Registered Investment Adviser Agreement




_____________________________________________
Authorized Rafferty Representative




(Attached   hereto  as   Attachment   1  is  a  list  of   Authorized   Rafferty
Representatives)

                                                                   ATTACHMENT 1


                       AUTHORIZED RAFFERTY REPRESENTATIVES


      The following individuals are authorized to request the issuance of sales agreements to clients and/or potential clients of the Potomac Funds:

                                                                       EXHIBIT C





                  Selling Agents That Have Entered Into Selling
                  Agreements With First Data Distributors, Inc.